EXETER & HAMPTON ELECTRIC COMPANY
                        CONDENSED STATEMENTS OF EARNINGS
                 (000's Except Common Shares and Per Share Data)
                                   (UNAUDITED)



                                               ---------------------------------
Twelve Months Ended June 30,                          2002             2001
                                               ---------------------------------

Operating Revenues:                             $       58,053    $      59,849
                                               ---------------------------------

Operating Expenses:
  Purchased Power                                       46,272           48,356
  Operating Expenses, Other                              3,417            3,231
  Maintenance                                              722              628
  Depreciation and Amortization                          2,580            2,216
  Provisions for Taxes:
    Local Property and Other                               946            1,462
    Federal and State Income                               633              556
                                               ---------------------------------
          Total Operating Expense                       54,570           56,449
                                               ---------------------------------
Operating Income                                         3,483            3,400
  Non-operating Expense                                     34               49
                                               ---------------------------------
Income Before Interest Expense                           3,449            3,351
  Interest Expense, Net                                  2,107            1,800
                                               ---------------------------------
Net Income                                               1,342            1,551
  Less Dividends on Preferred Stock                         75               76
                                               ---------------------------------
Net Income Applicable to Common Stock           $        1,267    $       1,475
                                               =================================

Average Common Shares Outstanding                      195,000          195,000

Earnings per Common Share                       $         6.50    $        7.57

Dividends Declared per share of Common Stock    $         4.65    $        3.68

                        EXETER & HAMPTON ELECTRIC COMPANY
                        CONDENSED BALANCE SHEETS (000's)




ASSETS                                                      (UNAUDITED)
                                                              June 30,
                                                    ----------------------------
                                                         2002           2001
                                                    ----------------------------

Utility Plant                                       $     67,742   $     64,161
Less: Accumulated Depreciation                            24,521         23,495
                                                    ----------------------------
Net Utility Plant                                         43,221         40,666
                                                    ----------------------------

Other Property and Investments                                 1              1
                                                    ----------------------------

Current Assets:
  Cash                                                       204          1,937
  Accounts Receivable - Less Allowance for
    Doubtful Accounts of $59, $66 and $70                  3,829          4,922
  Due from Affiliates                                         89             97
  Materials and Supplies                                     252            254
  Prepayments                                                110            305
  Accrued Revenue                                            180            455
                                                    ----------------------------
        Total Current Assets                               4,664          7,970
                                                    ----------------------------


Noncurrent Assets:
  Regulatory Assets                                        5,901          6,285
  Debt Issuance Costs                                        454            447
  Prepaid Pension Costs                                    4,600          4,370
  Other Noncurrent Assets                                    916            603
                                                    ----------------------------
        Total Noncurrent Assets                           11,871         11,705
                                                    ----------------------------

        TOTAL                                       $     59,757   $     60,342
                                                    ============================

                        EXETER & HAMPTON ELECTRIC COMPANY
                            CONDENSED BALANCE SHEETS
                 (000's Except Par Value and Stock Shares Data)


CAPITALIZATION AND LIABILITIES                              (UNAUDITED)
                                                              June 30,
                                                    ----------------------------
                                                         2002           2001
                                                    ----------------------------
Capitalization:
  Common Stock Equity:
    Common Stock, $5 par value:
      Authorized - 300,000 shares
      Outstanding - 195,000 shares                  $         975  $        975
    Premium on Common Stock                                 1,006         1,006
    Miscellaneous Paid-In-Capital                           1,250         1,250
    Capital Stock Expense                                     (89)          (89)
    Retained Earnings                                      11,448        11,088
                                                    ----------------------------
            Total Common Stock Equity                      14,590        14,230
                                                    ----------------------------

  Redeemable Preferred Stock:
    Preferred Stock, $100 par value
      Authorized  - 25,000 shares
          5% Series Outstanding - 840, 910 and
             910 shares                                        84            91
          6% Series Outstanding -  1,680 shares               168           168
          8.75% Series Outstanding - 3,331 shares             333           333
          8.25% Series Outstanding -  3,853 shares            385           385
                                                    ----------------------------
            Total Redeemable Preferred Stock                  970           977
                                                    ----------------------------

  Long-term Debt, Less Current Portion                     26,500        26,500
                                                    ----------------------------
            Total Capitalization                           42,060        41,707
                                                    ----------------------------

Current Liabilities:
  Short-term Debt                                           1,378             -
  Accounts Payable                                             37            49
  Due to Affiliates                                         4,404         5,444
  Dividends Declared and Payable                              251           237
  Refundable Customer Deposits                                702           675
  Taxes Payable (Refundable)                                   47           846
  Interest Payable                                            317           317
  Other Current Liabilities                                   136           187
                                                    ----------------------------
            Total Current Liabilities                       7,272         7,755
                                                    ----------------------------

Deferred Income Taxes                                       9,612        10,300
                                                    ----------------------------

Noncurrent Liabilities:
  Unamortized Investment Tax Credit                             4            38
  Construction Advances                                       339           341
  Other Noncurrent Liabilities                                470           201
                                                    ----------------------------
          Total Noncurrent Liabilities                        813           580
                                                    ----------------------------

          TOTAL                                     $      59,757  $     60,342
                                                    ============================